NEUBERGER BERMAN EQUITY FUNDS











BYLAWS














As Amended and Restated December 13, 2007






                                  TABLE OF CONTENTS

	  							 Page

           ARTICLE I
           PRINCIPAL OFFICE AND SEAL   . . . . . . . . . . . .     1
                  Section 1.
			Principal Office . . . . . . . . . . .     1
                  Section 2.
			Seal . . . . . . . . . . . . . . . . .     1

           ARTICLE II
           MEETINGS OF TRUSTEES  . . . . . . . . . . . . . . .     1
                  Section 1.
			Action by Trustees . . . . . . . . . .     1
                  Section 2.
			Compensation of Trustees . . . . . . .     1

           ARTICLE III
           COMMITTEES  . . . . . . . . . . . . . . . . . . . .     1
                  Section 1.
			Establishment  . . . . . . . . . . . .     1
                  Section 2.
			Proceedings; Quorum; Action  . . . . .     2
                  Section 3.
			Executive Committee  . . . . . . . . .     2
                  Section 4.
			Nominating Committee . . . . . . . . .     2
                  Section 5.
			Audit Committee  . . . . . . . . . . .     2
                  Section 6.
			Compensation of Committee Members  . .     2

           ARTICLE IV
           OFFICERS  . . . . . . . . . . . . . . . . . . . . .     2
                  Section 1.
			General  . . . . . . . . . . . . . . .     2
                  Section 2.
			Election, Tenure and Qualifications
                        of Officers  . . . . . . . . . . . . .     2
                  Section 3.
			Vacancies and Newly Created Offices  .     3
                  Section 4.
			Removal and Resignation  . . . . . . .     3
                  Section 5.
			Chairman . . . . . . . . . . . . . . .     3
                  Section 6.
			President  . . . . . . . . . . . . . .     3
                  Section 7.
			Vice President(s)  . . . . . . . . . .     3
                  Section 8.
			Treasurer and Assistant Treasurer(s) .     4
                  Section 9.
			Secretary and Assistant Secretaries  .     4
                  Section 10.
			Compensation of Officers . . . . . . .     4
                  Section 11.
			Surety Bond  . . . . . . . . . . . . .     4

           ARTICLE V
           MEETINGS OF SHAREHOLDERS  . . . . . . . . . . . . .     5
                  Section 1.
			No Annual Meetings . . . . . . . . . .     5
                  Section 2.
			Special Meetings . . . . . . . . . . .     5
                  Section 3.
			Notice of Meetings; Waiver . . . . . .     5
                  Section 4.
			Adjourned Meetings . . . . . . . . . .     5
                  Section 5.
			Validity of Proxies  . . . . . . . . .     6
                  Section 6.
			Record Date  . . . . . . . . . . . . .     6
                  Section 7.
			Action Without a Meeting . . . . . . .     6

           ARTICLE VI
           SHARES OF BENEFICIAL INTEREST   . . . . . . . . . .     7
                  Section 1.
			No Share Certificates  . . . . . . . .     7
                  Section 2.
			Transfer of Shares . . . . . . . . . .     7


                                         i


	ARTICLE VII
           FISCAL YEAR AND ACCOUNTANT  . . . . . . . . . . . .     7
                  Section 1.
			Fiscal Year  . . . . . . . . . . . . .     7
                  Section 2.
			Accountant . . . . . . . . . . . . . .     7

           ARTICLE VIII
           AMENDMENTS  . . . . . . . . . . . . . . . . . . . .     8
                  Section 1.
			General  . . . . . . . . . . . . . . .     8
                  Section 2.
			By Shareholders Only . . . . . . . . .     8

           ARTICLE IX
           NET ASSET VALUE   . . . . . . . . . . . . . . . . .     8

           ARTICLE X
           CONFLICT OF INTEREST PROCEDURES   . . . . . . . . .     8
                  Section 1.
			Monitoring and Reporting Conflicts . .     8
                  Section 2.
			Annual Report  . . . . . . . . . . . .     9
                  Section 3.
			Resolution of Conflicts  . . . . . . .     9
                  Section 4.
			Annual Review  . . . . . . . . . . . .     9



                                         ii



BYLAWS

                                         OF

                           NEUBERGER BERMAN EQUITY FUNDS

These Bylaws of Neuberger Berman Equity Funds
(formerly, Neuberger & Berman Equity
Funds) (the Trust), a Delaware business trust, are subject to the Trust Instrument of the Trust dated as of December 23, 1992, and as restated on December 14, 2005, as from time to time amended, supplemented or restated (the Trust Instrument).
Capitalized terms used herein have the same meanings as in the Trust Instrument.


ARTICLE I

PRINCIPAL OFFICE AND SEAL


Section 1.  Principal Office.  The
principal office of the Trust shall be located in New York, New York, or such other location as the Trustees determine. The
Trust may establish and maintain other
offices and places of business as the
Trustees determine.

Section 2.  Seal.  The Trustees may adopt
a seal for the Trust in such form and
with such inscription as the Trustees
determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

ARTICLE II

MEETINGS OF TRUSTEES


Section 1.  Action by Trustees.  Trustees
may take actions at meetings held at
such places and times as the Trustees may determine, or without meetings, all as provided in Article II, Section 7, of the Trust Instrument.

Section 2.  Compensation of Trustees.  Each
Trustee who is neither an employee of
an investment adviser of the Trust or any Series nor an employee of an entity affiliated with the investment adviser may receive such compensation from the
Trust for services and reimbursement for expenses as the Trustees may determine.


ARTICLE III

COMMITTEES

Section 1.  Establishment. The Trustees
may designate one or more committees of
the Trustees, which shall include an Executive
Committee, a Nominating Committee,
and an Audit Committee (collectively, the Established Committees). The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. Each committee shall choose from among its members a Chair and any ViceChair. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee, other than the Established
Committees, at any time. Each committee
shall maintain records of its meetings and report its actions to the Trustees. The
Trustees may rescind any action of any
committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

Section 2.  Proceedings; Quorum; Action.
Each committee may adopt such rules
governing its proceedings, quorum and
manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

Section 3.  Executive Committee.  The
Executive Committee shall have all the
powers of the Trustees when the Trustees are not in session. The Chairman shall be a member and the chair of the Executive
Committee.  A majority of the members
of the Executive Committee shall be trustees who are not interested persons of the Trust, as defined in the 1940 Act (Disinterested
Trustees).

Section 4.  Nominating Committee.  The Nominating
Committee shall nominate
individuals to serve as Trustees (including
Disinterested Trustees), as members of
committees, and as officers of the Trust.
The members of the Committee shall be
Disinterested Trustees.

Section 5.  Audit Committee.  The Audit
Committee shall review and evaluate the
audit function, including recommending
the selection of independent certified
public accountants for each Series. The members of the Committee shall be Disinterested Trustees.

Section 6.  Compensation of Committee
Members. Each committee member who is a Disinterested Trustee may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.


ARTICLE IV

OFFICERS


Section 1.  General.  The officers of the
Trust shall be a Chairman, a President,
one or more Vice Presidents, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant
Secretaries and such other officers (Other
Officers) as the Trustees may determine.

Section 2.  Election, Tenure and Qualifications
of Officers.  The Trustees shall
elect the officers of the Trust, except those appointed as provided in Section 9 of this Article. Each officer elected by the Trustees shall

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hold office until his or her successor
shall have been elected and qualified or until his or her earlier death, inability to serve, or resignation. Any person may hold one or more offices, except that the Chairman and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer other than the Chairman need be a Trustee or Shareholder.

Section 3.  Vacancies and Newly Created Offices.
Whenever a vacancy shall occur
in any office or if any new office is created, the Trustees may fill such vacancy or new office.

Section 4.  Removal and Resignation.
Officers serve at the pleasure of the
Trustees and may be removed at any time
with or without cause. The Trustees may delegate this power to the Chairman or President with respect to any Other
Officer.  Such removal shall be without
prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, Chairman, or the President.
Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.  Chairman.  The Chairman shall
be the chief executive officer of the
Trust.  Subject to the direction of the
Trustees, the Chairman shall have general charge, supervision and control over the Trusts business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. The Chairman shall preside at any Shareholders meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Trustees.
Except as the Trustees may otherwise
order, the Chairman shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents. The Chairman also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The Chairman shall exercise such other powers and perform such other duties as the Trustees may assign to the Chairman.

Section 6.  President.  The President shall
have such powers and perform such
duties as the Trustees or the Chairman may determine. At the request or in the absence or disability of the Chairman, the President shall perform all the duties of the President and, when so acting, shall have all the powers of the President.

Section 7.  Vice President(s).  The Vice
President(s) shall have such powers and
perform such duties as the Trustees or
the Chairman may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The Trustees may designate a Vice President as the principal financial officer of the Trust or to serve one or more other functions. If a Vice President is designated as principal financial officer of the Trust, he or she shall have general

 3



charge of the finances and books of the
Trust and shall report to the Trustees
annually regarding the financial condition of each Series as soon as possible after the close of such Seriess fiscal year. The Trustees also may designate one of the Vice Presidents as Executive Vice
President.

Section 8.  Treasurer and Assistant
Treasurer(s). The Treasurer may be designated as the principal financial officer or as the principal accounting officer of the Trust. If designated as principal financial officer, the Treasurer shall have
general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees supervision, and shall perform such additional duties as the Trustees may designate.

Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 9.  Secretary and Assistant Secretaries.
The Secretary shall record all
votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 10.  Compensation of Officers.
Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

Section 11.  Surety Bond.  The Trustees may
require any officer or agent of the
Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission
(Commission)) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trusts property, funds or securities that may come into his or her hands.



 4




ARTICLE V

MEETINGS OF SHAREHOLDERS


Section 1.  No Annual Meetings.  There
shall be no annual Shareholders meetings, unless required by law.

Section 2.  Special Meetings.  The
Secretary shall call a special meeting of Shareholders of any Series or Class whenever ordered by the Trustees.

The Secretary also shall call a special
meeting of Shareholders of any Series or Class upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of such Series or Class entitled to vote at such meeting;
provided, that (1) such request shall
state the purposes of such meeting and the matters proposed to be acted on, and
(2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. The Secretary shall not call a special meeting upon the request of Shareholders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the Outstanding Shares of such Series or Class entitled to be voted at such meeting.

A special meeting of Shareholders of any Series or Class shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

Section 3.  Notice of Meetings; Waiver.
The Secretary shall call a special
meeting of Shareholders by giving written notice of the place, date, time, and purposes of that meeting at least fifteen days before the date of such meeting.
The Secretary may deliver or mail, postage prepaid, the written notice of any meeting to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust.

Section 4.  Adjourned Meetings.  A
Shareholders meeting may be adjourned one or
more times for any reason, including
the failure of a quorum to attend the
meeting.  No notice of adjournment of a
 meeting to another time or place need be
given to Shareholders if such time and
place are announced at the meeting at which
the adjournment is taken or reasonable
notice is given to persons present at the
meeting, and if the adjourned meeting
is held within a reasonable time after the
date set for the original meeting.
Any business that might have been transacted
at the original meeting may be transacted
at any adjourned meeting.  If after the
 5



adjournment a new record date is fixed
for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 5.  Validity of Proxies.  Subject
to the provisions of the Trust
Instrument, Shareholders entitled to vote may vote either in person or by proxy;
provided, that either (1) the Shareholder or his or her duly authorized attorney has signed and dated a written instrument authorizing such proxy to act, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the
Shareholder to vote at any adjournment
of a Shareholders meeting.  A proxy
purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.
At every meeting of Shareholders, unless the voting is conducted by inspectors, the chairman of the meeting shall decide all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.
Subject to the provisions of the
Delaware Business Trust Act, the Trust
Instrument, or these Bylaws, the General
Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a
Delaware corporation.

Section 6.  Record Date.  The Trustees
may fix in advance a date up to ninety days before the date of any Shareholders meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The
Shareholders of record entitled to vote
at a Shareholders meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If the Shareholders meeting is adjourned for more than sixty days after the original date, the Trustees shall establish a new record date.

Section 7.  Action Without a Meeting.
Shareholders may take any action without a meeting if a majority (or such greater amount as may be required

 6



by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Shareholders meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.


ARTICLE VI

SHARES OF BENEFICIAL INTEREST


Section 1.  No Share Certificates.
Neither the Trust nor any Series or Class shall issue certificates certifying the ownership of Shares, unless the Trustees may otherwise specifically authorize such certificates.

Section 2.  Transfer of Shares.  Shares
shall be transferable only by a transfer recorded on the books of the Trust by the Shareholder of record in person or by his or her duly authorized attorney or legal representative. Shares may be freely transferred and the Trustees may, from time to time, adopt rules and regulations regarding the method of transfer of such Shares.

ARTICLE VII

FISCAL YEAR AND ACCOUNTANT


Section 1.  Fiscal Year.  The fiscal year of
the Trust shall end on August 31.

Section 2.  Accountant.  The Trust shall
employ independent certified public
accountants as its Accountant to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountants certificates and reports shall be addressed both to the Trustees and to the Shareholders. A majority of the Disinterested Trustees shall select the Accountant at any meeting held within ninety days before or after the beginning of the fiscal year of the Trust, acting upon the recommendation of the Audit Committee. The Trust shall submit the selection for ratification or rejection at the next succeeding
Shareholders meeting, if such a meeting
is to be held within the Trusts fiscal
year.  If the selection is rejected at
that meeting, the Accountant shall be
selected by majority vote of the Trusts
outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Shareholders called for the purpose of selecting an Accountant. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate such employment without any penalty by vote of a Majority Shareholder Vote at any Shareholders meeting called for that purpose.

 7




ARTICLE VIII

AMENDMENTS


Section 1.  General.  Except as provided
in Section 2 of this Article, these
Bylaws may be amended by the Trustees, or by the affirmative vote of a majority of the Outstanding Shares entitled to vote at any meeting.

Section 2.  By Shareholders Only.  After
the issue of any Shares, this Article may only be amended by the affirmative vote of the holders of the lesser of (a) at least twothirds of the Outstanding Shares present and entitled to vote at any meeting, or (b) at least fifty percent of the Outstanding Shares.

ARTICLE IX

NET ASSET VALUE


The term Net Asset Value of any Series
shall mean that amount by which the assets belonging to that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset
Value per Share shall be determined
separately for each Series and shall be
determined on such days and at such times as the Trustees may determine.

The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities,
and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without
Shareholder approval, may alter the
method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the SEC or insofar as permitted by any order of the SEC applicable to the Series. The Trustees may delegate any of their powers and duties under this
Article X with respect to appraisal of
assets and liabilities.  At any time
the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.


ARTICLE X

CONFLICT OF INTEREST PROCEDURES

To the extent that a Series of the
Trust invests all of its cash and other
property in securities issued by a
registered investment company or a series thereof that has the same trustees as the Trust (a Master Trust):

Section 1.  Monitoring and Reporting
Conflicts.    Set forth in this Article are
procedures established to address
potential conflicts of interest that may arise between the Trust and the Master Trust
(collectively, the Trusts). On an ongoing basis, the investment adviser (Manager) of the Master Trust shall be responsible for monitoring the Trusts for the existence of any material

 8


conflicts of interest between the Trusts.
The Manager shall be responsible for
reporting any potential or existing
conflicts to trustees of the Trusts as they may develop.

Section 2.  Annual Report.  The Manager
shall report to the trustees of the Trusts annually regarding its monitoring of the Trusts for conflicts of interest.

Section 3.  Resolution of Conflicts.
If a potential conflict of interest arises, the Trustees shall take such action as is reasonably appropriate to deal with the conflict, up to and including recommending a change in the trustees and
implementing such recommendation,
consistent with applicable law.

Section 4.  Annual Review.  The
Trustees, including a majority of the
Disinterested Trustees, shall determine
no less frequently than annually that the operating structure is in the best interest of Shareholders. The Trustees shall consider, among other things, whether the expenses incurred by the Trust are approximately the same or less than the expenses that the Trust would incur if it invested directly in the type of securities being held by the Master Trust.




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